AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 2, 2002.
                                                  Registration No. 333-________
===============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                               AUTOLIV, INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                                51-0378542
       (State of incorporation)              (IRS Employer Identification No.)

                             WORLD TRADE CENTER
                           KLARABERGSVIADUKTEN 70
                         S-107 24 STOCKHOLM, SWEDEN
        (Address of principal executive offices, including Zip Code)

                  AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN
                         (Full title of the Plans)

                       THE CORPORATION TRUST COMPANY
                          CORPORATION TRUST CENTER
                             1209 ORANGE STREET
                            WILMINGTON, DE 19801
                               (302) 658-7581
 (Name, address and telephone number, including area code, of agent for service)

                                  COPY TO:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                      ONE CANADA SQUARE, CANARY WHARF
                               LONDON E14 5DS
                     Attention: SCOTT V. SIMPSON, ESQ.

===================================================================================================
                               CALCULATION OF REGISTRATION FEE
===================================================================================================
Title of Securities      Amount to be       Proposed Maximum      Proposed Maximum     Amount of
to be Registered         Registered(1)      Offering Price        Aggregate            Registration
                                            per Share             Offering Price       Fee (3)
===================================================================================================
Common stock,           2,000,000 shares     $24.63 (2)            $49,260,000         $4,531.92
 $1.00 par value



(1) The shares of common stock, par value $1.00 per share (the "Common Stock") of Autoliv, Inc. (the "Registrant") shown in the table above are issuable pursuant to the Autoliv, Inc. 1997 Stock Incentive Plan (the "Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock as quoted on The New York Stock Exchange on June 28, 2002 (within 5 business days prior to filing this registration statement).

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0092% of $49,260,000, the Proposed Maximum Aggregate Offering Price of the previously unregistered shares of Common Stock registered hereby.

                              EXPLANATORY NOTE

         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 2,000,000 shares of Common Stock (the "Additional Shares"). The Additional Shares are securities of the same class and relating to the same employee benefit plan, the Autoliv, Inc. 1997 Stock Incentive Plan, as those shares registered in the Registrant's registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the "Commission") on May 1, 1997 (Registration No. 333-36299), which, pursuant to General Instruction E of Form S-8, is incorporated herein by reference.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.
         -----------------------------------------------

         The following documents which have been filed by the Registrant with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended; and the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

         (2) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-23813), which description is incorporated by reference in Registrant's Registration Statement on Form 8-A (File Number 001-12933), filed with the Commission on April 25, 1997, pursuant to the Securities Exchange Act of 1934, as amended, including any amendments or reports filed with the Commission for purposes of updating such description.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Exhibits.

4.1 Amendment No. 1 to the Autoliv, Inc. 1997 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended.

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the Additional Shares being registered.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included with Exhibit 5.1).

23.2      Consent of Ernst & Young AB.

24.1      Powers of Attorney (included on the signature page).





                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on this 2nd day of July, 2002.

                                            AUTOLIV, INC.


                                            By /s/ Jorgen I. Svensson
                                               --------------------------------
                                                  Jorgen I. Svensson
                                                  Vice President Legal






                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Jay Stewart, Lars Westerberg and Jorgen I. Svensson, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of Autoliv, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                                       Title                                    Date
----                                                       -----                                    ----


/s/ S. Jay Stewart
-------------------------------------        Chairman of the Board of Directors                 July 2, 2002
S. Jay Stewart



/s/ Lars Westerberg                           Director, President and Chief
------------------------------------              Executive Officer
Lars Westerberg                                (Principal Executive Officer)                    July 2, 2002



/s/ Magnus Lundquist                              Chief Financial Officer
------------------------------------         (Principal Financial Officer and
Magnus Lundquist                               Principal Accounting Officer)                    July 2, 2002


/s/ Per-Olof Aronson
------------------------------------
Per-Olof Aronson                                          Director                              July 2, 2002


/s/ Wilhelm Kull
------------------------------------
Wilhelm Kull                                              Director                              July 2, 2002


/s/ Walter Kunerth
------------------------------------
Walter Kunerth                                            Director                              July 2, 2002


/s/ James M. Ringler
------------------------------------
James M. Ringler                                          Director                              July 2, 2002


/s/ Tetsuo Sekiya
------------------------------------
Tetsuo Sekiya                                             Director                              July 2, 2002


/s/ Roger W. Stone
------------------------------------
Roger W. Stone                                            Director                              July 2, 2002


/s/ Per Welin
------------------------------------
Per Welin                                                 Director                              July 2, 2002


/s/ Dionisio Garza Medina
------------------------------------
Dionisio Garza Medina                                     Director                              July 2, 2002






Exhibit Index

4.1 Amendment No. 1 to the Autoliv, Inc. 1997 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended.

5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included with Exhibit 5.1).

23.2      Consent of Ernst & Young AB.

24.1      Powers of Attorney (included on the signature page).